Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 1, 2015 relating to the financial statements of REGENXBIO Inc., which appears in the Prospectus dated September 17, 2015 filed by REGENXBIO Inc. pursuant to Rule 424(b) relating to the Registration Statement on Form S-1, as amended (No. 333-206430).

/s/ PricewaterhouseCoopers LLP

McLean, VA

September 17, 2015